Exhibit 23.1


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Retirement Plan and Trust of Hvide Marine Incorporated for the registration of 100,000 shares of Class A Common Stock of Hvide Marine Incorporated, of our report dated March 28, 1996, except the first paragraph of
Note 14, as to which the date is May 10, 1996, with respect to the consolidated financial statements of Hvide Marine Incorporated and to the reference to our firm under the caption "Experts" included in its Prospectus, as amended, filed with the Securities and Exchange Commission on August 8, 1996.



ERNST & YOUNG LLP
Miami, Florida
January 8, 1997

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Retirement Plan and Trust of Hvide Marine Incorporated for the registration of 100,000 shares of Class A Common Stock of Hvide Marine Incorporated, of our report dated February 1, 1996, with respect to the statement of assets to be sold and the related statements of vessel operations of Gulf Boat Marine Services, Inc. and E & D Boat Rentals, Inc. and to the reference to our firm under the caption "Experts" included in its Prospectus, as amended, filed with the Securities and Exchange Commission on August 8, 1996.



ERNST & YOUNG LLP
New Orleans, Louisiana
January 8, 1997